China Jo-Jo Drugstores Reports Fiscal 2017 First Quarter Results

HANGZHOU, China, Aug. 15, 2016 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) today announced financial results for its first fiscal quarter ended June 30, 2016.

FY 2017 First Quarter Highlights:

•	Revenue was $20.9 million compared to $21.3 million a year ago
•	Gross profit increased 2.4% year-over-year to $4.5 million
•	Gross margin increased 90bps year-over-year to 21.4%, retail pharmacy gross margin increased 280 bps to 28.5% from a year ago
•	GAAP net income was $131,153 or $0.01 per diluted share compared to net income of $110,611 or $0.01 per diluted share a year ago
•	Adjusted net income was $754,000 or $0.04 per diluted share compared to adjusted net income of $277,481 or $0.02 per diluted share a year ago

China Jo-Jo's Chairman and CEO, Mr. Liu Lei commented, "Our results in the first quarter were temporarily impacted by lower pharmacy traffic due to preparation for the G20 summit in Hangzhou, and the unexpected disruption in the Yikatong referral business. We are proactively seeking referral arrangement with alternative providers of Pharmacy Benefit Management. We remain focused on increasing our gross margin and expanding the online and offline integration of our wellness offerings."

Net revenues for the quarter were $20.9 million compared to $21.3 million in the same quarter a year ago, a decrease of $375, 377 or 1.8%. Retail drugstores sales were $12.7 million and increased 4.4% compared to the prior year period. The Company continues to launch in-pharmacy virtual doctor clinics, provide access to mobile payment and implement other operational strategies to promote same store growth. The pharmacy store count increased to 61 as of June 30, 2016, compared to 59 stores a year ago.

Online pharmacy sales for the quarter were $5.1 million compared to $6.0 million in the same quarter a year ago, a decrease of $894,689 or 15.0%. The decrease was mainly due to the decline in referral transactions from Yikatong on the Company's own online pharmacy website. Excluding the RMB depreciation, sales via e-commerce platforms increased by 6.0% year over year. The Company is proactively seeking referral arrangements with alternative providers of Pharmacy Benefit Management.

Net income was $131,153 or $0.01 per diluted share compared to last year's first quarter net income of $110,611 or $0.01 per diluted share.

Adjusted net income was $754,000 or $0.04 per diluted share compared to last year's first quarter adjusted net income of $277,481 million or $0.02 per diluted share.

1

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., is a leading China-based pharmacy with retail, wholesale and online distribution of pharmaceutical and health care products through its online and retail pharmacies. As of July 26, 2016, the Company had 62 retail pharmacies in Zhejiang Province. The Company's wholesale subsidiary supplies its retail stores, and distributes drug and healthcare products to other drugstores and drug vendors. For more information, please visit: www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English).

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "estimate," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

2

CHINA JO-JO DRUGSTORES, INC AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	March 31,
	2016	2016
ASSETS
CURRENT ASSETS
Cash	$5,058,091	$6,671,873
Financial assets available for sale	451,512	465,165
Restricted cash	6,510,454	13,747,990
Notes receivable	54,622	15,506
Trade accounts receivable, net	8,861,884	8,054,597
Inventories	10,732,441	10,802,691
Other receivables, net	1,769,878	1,376,468
Advances to suppliers, net	4,691,995	4,230,665
Other current assets	1,881,243	1,518,048
Total current assets	40,012,120	46,883,003

PROPERTY AND EQUIPMENT, net	5,180,714	5,543,076

OTHER ASSETS
Long-term investment	105,353	108,539
Farmland assets	1,636,757	1,562,205
Long term deposits	2,380,086	2,452,056
Other noncurrent assets	2,871,139	2,595,129
Intangible assets, net	2,835,454	2,928,779
Total other assets	9,828,788	9,646,708

Total assets	$55,021,622	$62,072,787

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term loan payable	$30,101	$31,011
Accounts payable, trade	15,509,963	16,667,396
Notes payable	11,573,880	17,595,634
Other payables	1,892,969	1,917,821
Other payables - related parties	2,216,223	2,199,775
Customer deposits	2,695,112	2,610,151
Taxes payable	430,162	483,770
Accrued liabilities	520,689	615,056
Warrant liability-current portion	106,970	—
Total current liabilities	34,976,069	42,120,614

Warrant liability	561,527	636,301
Total liabilities	35,537,596	42,756,915

STOCKHOLDERS' EQUITY
Common stock; $0.001 par value; 250,000,000 shares authorized; 19,373,504 and 17,735,504 shares issued and outstanding as of June 30, 2016 and March 31, 2016	19,374	17,736
Additional paid-in capital	22,677,280	22,088,267
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(7,494,419)	(6,957,053)
Accumulated other comprehensive income	2,972,682	2,857,813
Total stockholders' equity	19,484,026	19,315,872

Total liabilities and stockholders' equity	$55,021,622	$62,072,787

3

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	For the three months ended June 30,
	2016	2015
REVENUES, NET	$20,935,915	$21,311,292

COST OF GOODS SOLD	16,454,111	16,935,609

GROSS PROFIT	4,481,804	4,375,683

SELLING EXPENSES	2,682,721	3,096,369
GENERAL AND ADMINISTRATIVE EXPENSES	1,918,482	920,230
TOTAL OPERATING EXPENSES	4,601,203	4,016,599

INCOME (LOSS) FROM OPERATIONS	(119,399)	359,084

INTEREST INCOME	224,422	74,997
INTEREST EXPENSE	(439)	(159,931)
OTHER INCOME (EXPENSES), NET	87,199	(38,515)
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITIES	(32,196)	(42,837)

INCOME BEFORE INCOME TAXES	159,587	192,798

PROVISION FOR INCOME TAXES	28,434	82,187

NET INCOME	131,153	110,611

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	114,869	86,300

COMPREHENSIVE INCOME	$246,022	$196,911

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	18,239,065	15,650,504
Diluted	18,276,565	15,975,583

EARNINGS PER SHARES:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01

4

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$131,153	$110,611
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	246,499	419,806
Stock compensation	590,651	124,033
Bad debt direct write-off and provision	70,736	(676,858)
Change in fair value of purchase option derivative liability	32,196	42,837
Change in operating assets:
Accounts receivable, trade	(1,360,690)	1,867,046
Notes receivable	(40,252)	74,535
Inventories	(251,067)	(1,295,009)
Other receivables	(202,805)	(2,715)
Advances to suppliers	(605,769)	(1,040,870)
Other current assets	(414,770)	421,682
Other noncurrent assets	(358,242)	—
Change in operating liabilities:
Accounts payable, trade	(679,734)	(1,519,464)
Other payables and accrued liabilities	(47,600)	(352,973)
Customer deposits	164,352	499,141
Taxes payable	(40,087)	155,577
Net cash used in operating activities	(2,765,429)	(1,172,621)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(9,372)	(99,393)
Investment to a joint venture	—	(114,660)
Additions to leasehold improvements	(26,532)	—
Net cash used in investing activities	(35,904)	(214,053)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	6,951,672	(4,853,800)
Proceeds from notes payable	7,768,165	13,793,434
Repayments of notes payable	(13,368,248)	(10,074,912)
Proceeds from other payables-related parties	36,662	131,872
Net cash provided by (used in) financing activities	1,388,251	(1,003,406)

EFFECT OF EXCHANGE RATE ON CASH	(200,700)	21,261

DECREASE IN CASH	(1,613,782)	(2,368,819)

CASH, beginning of period	6,671,873	4,023,581

CASH, end of period	$5,058,091	$1,654,762

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$412	$159,931
Cash paid for income taxes	$17,973	$25,969

5

Use of non-GAAP financial measures

To supplement China Jo-Jo's consolidated financial results presented in accordance with GAAP, China Jo-Jo uses the following measures defined as non-GAAP financial measures by the SEC: net income (loss) excluding share-based compensation expenses and change in fair value of derivative liabilities, and diluted net income (loss) per share excluding share-based compensation expenses and change in the fair value of derivatives liabilities. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

China Jo-Jo believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based compensation expenses and change in fair value of derivative liabilities that may not be indicative of its operating performance from a cash perspective. China Jo-Jo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These non-GAAP financial measures also facilitate management's internal comparisons to China Jo-Jo's historical performance and liquidity. China Jo-Jo computes its non-GAAP financial measures using the same consistent method from quarter to quarter. China Jo-Jo believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. A limitation of using these non-GAAP measures is that they exclude share-based compensation and change in fair value of derivative liabilities charge that has been and will continue to be for the foreseeable future a significant recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each non-GAAP measure. The table under the heading Reconciliation to non-GAAP Financial Measures in the beginning of the release has more details on the reconciliations between GAAP financial measures that are most directly comparable to non-GAAP financial measures.

Reconciliation to non-GAAP Financial Measures

	Three Months Ended June 30
	2016	2015
Net income	$131,153	$110,611
Non-GAAP adjustments:
Share based compensation expense	590,651	124,033
Change in fair value of derivative liabilities	32,196	42,837
Adjusted net income	754,000	277,481
Adjusted net income per share - diluted	0.04	0.02

Investor Relations Contact:
Steve Liu
steve.liu@jojodrugstores.com

6